UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2019

THEMAVEN, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Fourth Avenue, Suite 200 Seattle, WA	98101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  775-600-2765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

On March 18, 2019, TheMaven, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with two accredited investors, including John Fichthorn, the Company’s Chairman of the Board (the “Investors”), pursuant to which the Company issued Senior Secured Subordinated Debentures (the “Debentures”) in the aggregate principal amount of $1,696,000, which includes B. Riley FBR, Inc.’s placement fee of $96,000 for acting as the Company’s placement agent in the offering. After taking into account legal fees and expenses, the Company received net proceeds of $1,590,000.

The Debentures are due and payable on December 31, 2020 (the “Maturity Date”). Interest accrues on the Debentures at the rate of 12% per annum, payable on the earlier of conversion or the Maturity Date.

The Debentures are convertible into shares of the Company’s common stock (“Common Stock”), at the option of the Investor at any time prior to the Maturity Date, at a conversion price of $0.40 per share, subject to adjustment for stock splits, stock dividends and similar transactions, and beneficial ownership blocker provisions. If the Company does not perform certain of its obligations in a timely manner, it must pay liquidated damages to the Investors as set forth in the Debentures.

As long as any portion of the Debentures remain outstanding, unless Investors holding at least 51% in principal amount of the then outstanding Debentures otherwise agree, the Company shall not, among other things enter into, incur, assume or guarantee any indebtedness, except for certain permitted indebtedness, as set forth in the Debentures.

The Company’s obligations under the Debentures are secured by that certain Security Agreement, dated as of October 18, 2018, by and among the Company, Maven Coalition, Inc., HubPages, Inc., SM Acquisition Co., Inc. and each Investor thereto.

Additionally, pursuant to a Registration Rights Agreement (“Registration Rights Agreement”) entered into in connection with the Purchase Agreement, the Company agreed to register the shares issuable upon conversion of the Debentures for resale by the Investors. The Company has committed to file the registration statement by no later than the 30th calendar day following the date the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 with the SEC, but in no event later than May 15, 2019, but after satisfaction of other outstanding registration rights provisions, and to cause the registration statement to become effective by no later than 90 days after the filing date (or, in the event of a full review by the staff of the SEC, 120 days following the filing date). The Registration Rights Agreement provides for liquidated damages upon the occurrence of certain events up to a maximum amount of 6% of the aggregate amount invested by such Investor pursuant to the Purchase Agreement.

The foregoing is only a brief description of the respective material terms of the Purchase Agreement, the Debentures and the Registration Rights Agreement, and is qualified in its entirety by reference to the Purchase Agreement, the form of Debenture and the Registration Rights Agreement that are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 is incorporated herein by reference to the extent required.

The offer and sale of the Debentures, including the shares of Common Stock underlying the Debentures (collectively, the “Securities”), have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Securities have been sold in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The Securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated March 18, 2019, between TheMaven, Inc. and each Investor

10.2	Form of Debenture

10.3	Registration Rights Agreement, dated March 18, 2019, between TheMaven, Inc. and each Investor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: March 22, 2019	By:	/s/ Joshua Jacobs
Name: Joshua Jacobs
Title: President